SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MEDIAMIND TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2266402
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

135 West 18th Street, 5th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-165379 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	NONE

(Title of Class)

Item 1:	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-165379) (the “Registration Statement”) filed with the Securities and Exchange Commission on March 10, 2010, as amended, is incorporated herein by reference. Any form of prospectus that constitutes part of the Registration Statement, contains a description of the Common Stock and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2:	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MediaMind Technologies Inc.

By:	/S/ SARIT FIRON
Name:	Sarit Firon
Title:	Chief Financial Officer

Date: August 6, 2010

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